EXHIBIT 23.8

                             [Letterhead of Lehman]

                         CONSENT OF LEHMAN BROTHERS INC.

         We hereby consent to the use of our opinion letter dated August 1, 1998, to the Special Committee of Freeport-McMoRan Sulphur Inc. ("FSC"), attached as Annex C toMcMoRan Exploration Co.'s Joint Proxy Statement/Prospectus on Form S-4 ("S-4") and to the references to our firm in the Amendment No. 1 to the S-4 under the headings "Summary -- Opinion of Financial Advisors", "The Mergers -- Background of the Mergers", "The Mergers -- FSC's Reasons for the FSC Merger; Recommendation of the FSC Board of Directors", "The Mergers --Opinion of Financial Advisor to FSC's Special Committee". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Amendment No. 1 to the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                                LEHMAN BROTHERS INC.


                                                By: /s/ Colin A. Oerton
                                                   -------------------------
                                                        Colin A. Oerton
                                                        Vice President




October 6, 1998